EXHIBIT 10.45
THIRD AMENDMENT TO THE ESCO TECHNOLOGIES INC.
2001 STOCK INCENTIVE PLAN
WHEREAS, ESCO Technologies Inc. (“Company”) adopted the ESCO Technologies Inc. 2001 Stock Incentive Plan (“Plan”); and
WHEREAS, the Company retained the right to amend the Plan pursuant to Section 13 thereof; and
WHEREAS, the Company desires to amend the Plan in accordance with Section 409A of the Internal Revenue Code of 1986, as amended;
NOW, THEREFORE, effective as of October 3, 2007, the Plan is amended as follows:
1. The last sentence of Section 8(a) is deleted.
IN WITNESS WHEREOF, the foregoing Amendment was adopted on the 3rd day of October, 2007.